SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)    JULY  3, 1996
                                                --------------------------------

                      INTERNATIONAL FAST FOOD CORPORATION
                      -----------------------------------

        FLORIDA                        0-20203                   65-0302338
- --------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File           (IRS Employer
 or incorporation)                      Number)              Identification No.)



            1000 LINCOLN ROAD, SUITE 200, MIAMI BEACH, FLORIDA 33139
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 531-5800
                                                  ------------------------------

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           OTHER EVENTS

                  On July 3, 1996, International Fast Food Corporation, ("IFFC"), International Fast Food Polska, A Polish Limited Liability Corporation and IFFC'S subsidiary ("IFFP") and Litigation Funding, Inc., A Florida Corporation ("FUNDING"), executed an Amendment to Agreement to Assign Litigation Proceeds.

                  Mitchell Rubinson, the Chairman of the Board, Chief Executive Officer and President of IFFC is also Chairman of the Board, Chief Executive Officer and President andf the principal shareholder of Funding.

                  On January 25, 1996, the parties entered into an Agreement ("Agreement" or "Original Agreement") to assign litigation proceeds pursuant to which Funding agreed to pay up to $500,000 on behalf of IFFC and/or IFFP for all expenses (including attorney fees, court costs and other related expenses, but not judgments or amounts paid) actually incurred by or on behalf of IFFC and/or IFFP in connection with investigating, defending, prosecuting, settling or appealing litigation between IFFC and IFFP and Burger King Corporation ("BKC") in the Eleventh Judicial Circuit Court of the State of Florida (the "BKC Matter"). Funding has paid all amount it has been requested to pay pursuant to the original agreement. IFFP and IFFC have, in connection with the BKC litigation incurred expenses in excess of the $501,000.00. To complete the BKC Matter, Funding has agreed to pay up to an additional $250,000, so that the maximum total amount paid by Funding would be $750,001.

                  Under the Original Agreement, IFFC and IFFP each assigned to Funding a portion of any and all benefits and gross sums, amounts and proceeds that each of them may receive, collect, realize, otherwise obtain or benefit from in connection with resulting from or arising in connection with the BKC Matter or any related claim, demand, appeal, right and/or cause of action of the IFFC and/or IFFP, including but not limited to, amounts received or entitled to be received by the IFFC and/or IFFP in respect to (i) the gross proceeds of any court ordered decision or judgment (a "Judgment") entered in favor of IFFC and/or IFFP, (ii)the Sale of Proceeds (as such term is defined in the Agreement, the "Sales Proceeds") of any sale of the assets of IFFC Affiliates by BKC, any of BKC's affiliates and/or any entity which is introduced to the IFFC Matter,
                  (iii) any amounts paid in compromise or settlement (a "Settlement") of the BKC Matter in whole or in part, (iv) any liabilities or indebtedness of IFFC or IFFP assumed or satisfied by the BKC entities (The "Debt Relief Proceeds") and
                  (v) the monetary value to the IFFC and IFFP of any concessions made by BKC

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                  with respect to its rights under (a) the Development Agreement and/or (b) the Franchise Agreements and any future franchise agreements between BKC and IFFP and/or IFFC (the Contract Modification Proceeds") All of the IFFC's and IFFP's rights, titles and interests, legal and equitable, in and to such aforementioned benefits and gross sums, amounts and proceeds are collectively referred to herein as the "Proceeds".

                  IFFC and IFFP each individually assigned, set over, transferred and conveyed to Funding all of its right, title and interest in and to the sum of the following (the "Assigned Proceeds"); (i)50% of the Proceeds to the extent that the such amount aggregate amount of money paid by Funding as the Amount of money expended by the Funding if it assumes the prosecutions of the BKC Matter; (ii) 50% of any Proceeds, excluding any sales proceeds, in excess of the sum of Findings Expenses and the IFFC and IFFP Expenses (as such term is defined below, the "IFFC Affiliates Expenses);and (iii) 50% of any Sales Proceeds in excess of the sum of Findings Expenses and the IFFC Affiliates Expenses.

                  In consideration of the additional $250,000 payment, Funding received an additional 25% of the Proceeds, and the term "Assigned Proceeds" remains unchanged from its meaning the original Agreement except for the twenty-five percent (25%) increase to seventy-five percent (75%).

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (c)      EXHIBITS.

                  10.1 Amendment to Agreement to Assign Litigation Proceeds, dated as of July 3, 1996, among IFFC, IFFP, and Funding.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERNATIONAL FAST FOOD
CORPORATION


                                         By:     /s/MITCHELL RUBINSON
                                             --------------------------------
                                                  MITCHELL RUBINSON
                                                  President


DATED:  July 16, 1996

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